As filed with the Securities and Exchange Commission on November 5, 2021

Registration No. 333-260396

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Portillo’s Inc.

(Exact name of registrant as specified in its charter)

Delaware	87-1104304
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2001 Spring Road, Suite 400 Oak Brook, IL	60523
(Address of Principal Executive Offices)	(Zip Code)

Portillo’s, Inc. 2021 Equity Incentive Plan

(Full title of the plan)

Susan B. Shelton

General Counsel and Secretary

2001 Spring Road, Suite 400

Oak Brook, IL 60523

(630) 354-3773

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service of Process)

Copies to:

Alexander D. Lynch

Merritt S. Johnson

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

(212) 310-8000 (Phone)

(212) 310-8007 (Fax)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registrant’s Registration Statement on Form S-8 (File No. 333-260396), initially filed by the Registrant on October 21, 2021 (the “Registration Statement”). The Registrant is filing this Post-Effective Amendment No. 1 for the sole purpose of correcting the allocation of all shares of the Registrant’s Class A common stock registered pursuant to the Registration Statement to the Portillo’s Inc. 2021 Equity Incentive Plan (the “2021 Plan”). The Registration Statement incorrectly indicated that 6,416,865 shares of Class A common stock would be allocated and available for issuance under the 2014 Equity Incentive Plan (the “2014 Plan”). However, in connection with the Registrant’s initial public offering, each outstanding option previously granted under the 2014 Plan was substituted for an option to purchase a number of shares of the Registrant’s Class A common stock under the 2021 Plan. Therefore, all 13,564,914 shares of Class A common stock registered pursuant to the Registration Statement should be allocated to the 2021 Plan. The total number of shares registered is unchanged and the requisite filing fee has been fully paid.

This Post-Effective Amendment No. 1 does not modify any provision of Part I or Part II of the Registration Statement other than as set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The exhibits to this Registration Statement are listed in the Exhibit Index below and are incorporated by reference herein.

Exhibit Index

Exhibit No.	Description

3.1	Form of Amended and Restated Certificate of Incorporation of Portillo’s Inc. (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1, filed with the Commission on September 29, 2021 (Registration No. 333-259810)).

3.2	Form of Amended and Restated Bylaws of Portillo’s Inc. (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1, filed with the Commission on September 29, 2021 (Registration No. 333-259810)).

5.1	Legal Opinion of Weil, Gotshal & Manges LLP.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm, as to Portillo’s Inc.

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm, as to PHD Group Holdings LLC.

23.3	Consent of Weil, Gotshal & Manges LLP (included in Exhibit No. 5.1).

24.1	Power of Attorney (included on signature page to this Registration Statement).

99.1	The Portillo’s Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 of the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-259810), as originally filed by the Registrant on October 12, 2021).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on November 5, 2021.

PORTILLO’S INC.

By:	/s/ Michelle Hook
Name:	Michelle Hook
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 5, 2021.

Signature	Title

* Michael Osanloo	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Michelle Hook Michelle Hook	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* Ann Bordelon	Director

* Noah Glass	Director

* Gerard J. Hart	Director

* Richard K. Lubin	Director

* Joshua A. Lutzker	Director

* Michael A. Miles, Jr.	Director

*By:	/s/ Michelle Hook
Name:	Michelle Hook
Title:	Attorney-in-fact